Exhibit  99.1

FIDELITY NATIONAL FINANCIAL, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD SEPTEMBER 29, 2003

     The undersigned hereby appoints William P. Foley, II and Frank P. Willey, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned as of August 18, 2003, at the Annual Meeting of Stockholders to be held on September 29, 2003, or any adjournment thereof.

     This instruction and proxy card is also solicited by the Board of Directors of Fidelity National Financial, Inc. (the “Company”) for use at the Annual Meeting of Stockholders on September 29, 2003 at 10:00 a.m., eastern time from persons who participate in either (1) the Fidelity National Financial 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the Fidelity National Financial Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.

     By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee of the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Financial, Inc. allocable to his or her account(s) as of August 18, 2003. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 2022, Jersey City, NJ 07304) by September 25, 2003. For shares voted by phone or internet, the deadline is 11:59 PM on September 24, 2003. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

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YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-868-4256 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Vote by Internet at our Internet Address: www.proxyvoting.com/FNF

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND PROPOSAL 2.	Please mark your vote like this	☒

1.	To elect to the Board of Directors. ☐FOR all nominees listed below (except as marked to the contrary below) ☐WITHHOLD AUTHORITY to vote for all nominees listed below			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.
	01 Daniel D. (Ron) Lane, 02 J. Thomas Talbot, 03 John F. Farrell, Jr., 04 Philip G. Heasley and 05 Terry N. Christensen			THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name above)
	FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000.	☐	☐	☐	Dated: , 2003

Signature:

Signature:
Please date and sign exactly as the name appears on this proxy. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

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Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your instruction form.

VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B:	If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instruction are the same for all remaining items to be voted. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET:	THE WEB ADDRESS IS www.proxyvoting.com/FNF

IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING

Call * * Toll Free * * On a Touch-Tone Telephone 1-800-868-4256 — ANYTIME There is NO CHARGE to you for this call.	CONTROL NUMBER for Telephone/Internet Voting